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Exhibit 21.1

HCP, Inc.

SUBSIDIARIES

Line of business: Acquiring, developing, leasing, disposing and managing of healthcare real estate.

Wholly Owned Subsidiaries Unless Otherwise Noted	Number of Omitted Subsidiaries	Organized Under Laws of
ARC Holland Real Estate Holdings, LLC (90%)	—	Delaware
ARC LaBarc Real Estate Holdings, LLC (90%)	—	Delaware
ARC Sun City Center Real Estate Holdings, LLC (90%)	—	Delaware
Fayetteville Health Associates Limited Partnership (97%)	—	Delaware
HCP DR Alabama, LLC (73.18%)	—	Delaware
Pace MOB, LLC	—	Alabama
SHAC, LLC	—	Alabama
HCP DR California, LLC (96.08%)	—	Delaware
HCP CTE, LP (99.9%)	—	Delaware
HCP Pleasant, LLC	—	Delaware
HCP DR MCD, LLC (53.35%)	—	Delaware
HCP MCD TRS, LLC	—	Delaware
HCP EGP, Inc.	1	Delaware
HCP GP/Colorado, LLC	1	Delaware
HCP Life Science REIT, Inc.	1	Maryland
AHP of Washington, Inc	49	Washington
HCP Mezzanine Lender, LLC	1	Delaware
HCP MOP Member, LLC	100	Delaware
HCP TRS, Inc.	3	Delaware
HCP VPI Sorrento II, LLC (90%)	—	Delaware
HCPI/Colorado Springs Limited Partnership (97%)	—	Delaware
HCPI/Kansas Limited Partnership (97%)	—	Delaware
HCPI/Little Rock Limited Partnership (97%)	—	Delaware
HCPI/Sorrento, LLC (92.5%)	—	Delaware
HCPI/Tennessee, LLC (85.96%)	10	Delaware
HCPI Trust	1	Maryland
HCPI/Utah, LLC (71.70%)	1	Delaware
HCPI/Utah II, LLC (67.76%)	2	Delaware
Health Care Property Partners (77.07%)	—	California
Louisiana-Two Associates, LLC (80%)	—	California
Ocean Acquisition 1, Inc.	223	Maryland
Perris-Cal Associates, LLC (80%)	—	California
Statesboro Associates, LLC (80%)	—	California
Texas HCP, Inc.	5	Maryland
Texas HCP Holding, LP (99%)	6	Delaware
Vista Cal Associates, LLC (80%)	—	California

HCP, Inc.

SUBSIDIARIES (Continued)

Unconsolidated Subsidiaries	Number of Omitted Subsidiaries	Organized Under Laws of
Edgewood Assisted Living Center, LLC (45%)	N/A	Michigan
HCP Ventures II Member, LLC	N/A	Delaware
HCP HB2 Greenwich-East West Bay
Olympia Fields, LLC (35%)	N/A	Delaware
HCP HB2 Waterside Retirement Estates, LLC (35%)	N/A	Delaware
HCP HB2 Carrington-Cherry Hills, LLC (35%)	N/A	Delaware
HCP HB2 Park at Golf Mill, LLC (35%)	N/A	Delaware
HCP HB2 Heritage Palmeras, LLC (35%)	N/A	Delaware
HCP HB2 Manor-Pointe Newport Place, LLC (35%)	N/A	Delaware
HCP HB2 Prosperity Oaks, LLC (35%)	N/A	Delaware
HCP HB2 Pinecrest Place, LLC (35%)	N/A	Delaware
HCP HB2 North Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 South Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 Emerald Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 Herons Run, LLC (35%)	N/A	Delaware
HCP HB2 Sakonnet Bay Manor (35%)	N/A	Delaware
HCP HB2 Park at Vernon Hills, LLC (35%)	N/A	Delaware
HCP HB3 Terrace Memorial City, LLC (35%)	N/A	Delaware
HCP HB3 Spring Shadows Place, LLC (35%)	N/A	Delaware
HCP HB3 Terrace West, LLC (35%)	N/A	Delaware
HCP HB3 Willowbrook, LLC (35%)	N/A	Delaware
HCP HB3 Clear Lake, LLC (35%)	N/A	Delaware
HCP HB3 First Colony, LLC (35%)	N/A	Delaware
HCP Ventures IV, LLC (20%)	N/A	Delaware
HCP Ventures III, LLC (30%)	N/A	Delaware
Seminole Shores Living Center, LLC (50%)	N/A	Michigan
Suburban Properties, LLC (66.67%)	N/A	Kentucky
Britannia Biotech Gateway	N/A	Delaware
Britannia Gateway II Limited Partnership (55%)	N/A	Delaware
Britannia Biotech Gateway Limited Partnership (55%)	N/A	Delaware
LASDK Limited Partnership (62.5%)	N/A	Delaware
Torrey Pines Science Center Limited Partnership (50%)	N/A	Delaware

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  Exhibit 21.1
HCP, Inc. SUBSIDIARIES